UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2011

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On August 12, 2011, Christopher McGuigan and Russell M. Medford, Directors of Inhibitex, Inc., and Joseph M. Patti, Chief Scientific Officer and Senior Vice President of Research and Development of Inhibitex, Inc., adopted prearranged Rule 10b5-1 stock trading plans allowing each of them to sell a portion of his Company stock over time as part of his respective tax, estate planning and asset diversification. The stock trading plans were established in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows officers, directors, and affiliates of public companies to adopt written, prearranged stock trading plans when they are not in possession of material, non-public information. Once a plan is established, the insider retains no discretion over sales under the plan, and the prearranged trades can be executed only through a broker. Stock sales pursuant to 10b5-1 plans are designed to eliminate concerns about an insider initiating stock transactions while he or she may be aware of material, non-public information. Any transactions under the plans of the individuals identified above will be disclosed in Form 4 filings with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

August 18, 2011	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer